UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with presentations being made by The New York Times Company (the “Company”) relating to its announced intention to offer $200 million aggregate principal amount of senior notes due 2016 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), (see “Item 8.01 Other Events” below), the Company intends to disclose certain information attached hereto as Exhibit 99.1 to potential investors. This information, some of which has not been previously reported, is excerpted from a confidential offering memorandum that is being circulated in connection with such private offering. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 8.01	Other Events

On November 1, 2010, the Company issued a press release announcing its intention to offer $200 million aggregate principal amount of senior notes due 2016 in an offering pursuant to Rule 144A and Regulation S under the Securities Act. Pursuant to Rule 135c under the Securities Act, a copy of the press release announcing this intent is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The notes have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Regulation FD Disclosure

99.2	Press Release dated November 1, 2010, announcing a private offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: November 1, 2010	By:	/S/ KENNETH A. RICHIERI
Kenneth A. Richieri
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

99.1	Regulation FD Disclosure

99.2	Press Release dated November 1, 2010, announcing a private offering